                                                                    Exhibit 10.2

                               GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT (the "Guaranty Agreement"; other terms used herein shall have the meanings assigned thereto in Article I of this Guaranty Agreement) dated as of January 12, 1995, is made by KCS ENERGY, INC., a Delaware corporation ("KCS") and PROLIQ, INC., a New Jersey corporation ("Proliq"), in favor of COMERICA BANK-TEXAS, a Texas banking corporation ("Bank").

                                    RECITALS


         KCS Energy Marketing, Inc., a New Jersey corporation (the "Borrower"), KCS and Proliq have requested that Bank provide for the extension of credit to the Borrower, in an aggregate principal amount of up to but not exceeding $25,000,000, and Bank is prepared to extend such credit upon the terms and subject to the conditions set forth in a Credit Agreement dated as of even date herewith between the Borrower and Bank (the "Credit Agreement") and as hereinafter set forth. Further, KCS and Proliq acknowledge that the operations and Properties (as defined in the Credit Agreement) of the Borrower are and will be beneficial to the operations and Properties of KCS and Proliq.

         To induce Bank to enter into, and to extend financial accommodations and to make the loans provided for by the Credit Agreement, Bank requires that the obligations of KCS and Proliq encompass and include the liabilities, indebtedness and obligations now and hereafter existing and arising under and in connection with the Credit Agreement, as the valid and subsisting obligations of KCS and Proliq, and in furtherance thereof, but without limiting the generality thereof, to induce Bank to enter into and perform the Credit Agreement, Bank has requested and KCS and Proliq have agreed to enter into, execute and deliver to Bank this Guaranty Agreement.

         NOW, THEREFORE, (i) in consideration of the matters set forth in the recitals hereinabove and in order to comply with the terms and conditions of the Credit Agreement, (ii) to induce Bank to enter into and perform the Credit Agreement, (iii) at the special insistence and request of Bank, and (iv) for other good, fair and valuable consideration and reasonably equivalent value, the receipt and sufficiency of which are hereby acknowledged by KCS and Proliq, KCS and Proliq hereby agree as follows:

                                   ARTICLE I

                                 GENERAL TERMS

         Section 1.1 Terms Defined Above. As used in this Guaranty Agreement, the terms defined hereinabove shall have such meanings when used herein.

         Section 1.2 Certain Terms Defined. As used in this Guaranty Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

                          "Adjusted Consolidated Principal Debt" means an
                 amount, determined on a consolidated basis of KCS and its Subsidiaries, equal to (without duplication) the sum of (i) an amount equal to one-third (1/3) of the sum of the aggregate outstanding principal amount of advances made under (a) that certain Bank One Credit Note dated September 29, 1994 made by KCS Resources, Inc. ("Resources") and KCS Pipeline Systems, Inc. ("Pipeline") in favor of Bank One, in the original principal amount of $50,000,000, and (b) that certain CIBC Credit Note dated September 29, 1994 made by Resources and Pipeline in favor of CIBC, Inc., in the original principal amount of $50,000,000, and (ii) all current maturities of all other long-term Debt.

                          "Authorized Representative" means, as to KCS, any of
                 the following Persons: James W. Christmas, President, Henry A. Jurand, Vice President, Treasurer and Secretary, or C. R. Devine, Vice President, Oil and Gas Operations; and in any event, shall mean no other Persons except as modified pursuant to a certificate sent to Bank signed by an Authorized Representative of the Person with respect to which the modification is to be effected, and in each such event, only after Bank has had a reasonable opportunity to act upon such written certification.

                           "Bank One" means Bank One, Texas, National
                 Association, a national banking association.

                          "Bank One Guaranty" means the March 15, 1994 Amended
                 and Restated Guaranty Agreement made by Guarantor in favor of Bank One, guaranteeing obligations of KCS Resources Inc. and KCS Pipeline Systems, Inc. described therein, as amended by the September 29, 1994 First Amendment to Amended and Restated Guaranty Agreement made by Guarantor in favor of Bank One and CIBC, Inc..

                          "Bay Springs Subordinated Debt" means the Debt of
                 KRI, as successor by merger with Lenape, evidenced by that certain Subordinated Non-Negotiable Promissory Note dated January 1, 1993, payable to Esenjay Petroleum Corporation and in the original principal amount of $5,560,500, together with any and all renewals, extensions and rearrangements of such Debt as expressly provided for in that certain



                                     -2-

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                 Letter Agreement dated as of February 26, 1993 (without regard to any amendment or modification to such letter), between Lenape and Esenjay Petroleum Corporation.

                          "Consolidated Cash Flow" means, for the four (4)
                 fiscal quarter periods then ended, an amount determined on a consolidated basis of KCS and its Subsidiaries, equal to (without duplication) the sum of (i) net income (reduced by the matters set forth in clauses (i) through (v) in the definition of Consolidated Net Income, to the extent each is included in such net income), (ii) all deferred taxes, including, but without limitation, federal income taxes, and
                 (iii) depreciation, depletion and amortization.

                          "Consolidated Current Assets" means, at any
                 particular time, all amounts which, in conformity with GAAP, would be included as current assets on a consolidated balance sheet of KCS and its Subsidiaries.

                          "Consolidated Current Liabilities" means, at any
                 particular time, all amounts which, in conformity with GAAP, would be included on a consolidated balance sheet of KCS and its Subsidiaries as current liabilities; provided, however, current liabilities shall exclude current maturities of the Bay Springs Subordinated Debt and the Guaranteed Obligations.

                          "Consolidated Current Ratio" means, at any particular
                 time, the ratio of Consolidated Current Assets to Consolidated Current Liabilities, as such amounts are stated as of a corresponding time.

                          "Consolidated Net Income" means, with respect to the
                 corresponding reporting period, the consolidated net earnings of KCS and its Subsidiaries (stated as a positive amount) as reflected in each of the periodic consolidated statements of income of KCS and its Subsidiaries that KCS is required to furnish Bank pursuant to the terms of this Guaranty Agreement, but excluding therefrom to the extent included in the calculation of each such net earnings, the following: (i) any gain arising from the sale of capital assets, which sale does not occur in the ordinary course of business of the Person making such sale; (ii) any gain arising from any write-up of assets; (iii) earnings of any other Person, substantially all of the assets of which have been acquired by KCS or any of its Subsidiaries in any manner, to the extent such earnings were realized by such other Person prior to the date of such acquisition; (iv) the earnings of any Person to which substantially all of the assets of KCS or any of its Subsidiaries shall have been sold, transferred or disposed of, or into which KCS or its Subsidiaries shall have merged, to the extent that such earnings were realized prior to the date of such transaction; and (v) any gain arising from the acquisition of any securities of KCS or its Subsidiaries.





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                          "Consolidated Tangible Net Worth" means, at any
                 particular time, (i) all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of KCS and its Subsidiaries plus
                 (ii) the unamortized balance of investment tax credits plus
                 (iii) the unamortized balance of gain from the sale of Utility Propane Company; provided, however, there shall be excluded therefrom (without duplication): (A) any amount at which shares of capital stock of KCS or any of its Subsidiaries appear as an asset on such balance sheet, (B) goodwill, including any amounts, however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (C) patents, trademarks, trade names, copyrights, licenses, permits, franchises and research and development expenses, (D) deferred assets and deferred expenses, (E) unamortized debt discount and related expenses, and (F) all other assets which are properly classified as intangible assets.

                          "Debt" means for KCS and its Subsidiaries on a
                 consolidated basis (without duplication): (i) all indebtedness, whether or not represented by bonds, debentures, notes, securities or other evidences of indebtedness, for the repayment of borrowed money, (ii) all indebtedness representing deferred payment of the purchase price of Property, assets or services, other than trade payables incurred in the ordinary course of business, (iii) all indebtedness under any lease which, in conformity with GAAP, is required to be capitalized for balance sheet purposes, (iv) all indebtedness under guaranties (other than guaranties by KCS of trade payables of its Subsidiaries), endorsements (other than for collection or deposit in the ordinary course of business), assumptions, or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, other than, as to KCS, a Subsidiary of KCS, (v) all indebtedness secured by a Lien existing on Property owned by the Person, whether or not the indebtedness secured thereby shall have been assumed, the aggregate amount of such indebtedness being equal to the lesser of (A) the aggregate outstanding dollar amount of such indebtedness and (B) the aggregate fair market value of such encumbered Property, (vi) all indebtedness (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments (other than contingent indebtedness of the Borrower in respect of standby and/or documentary letters of credit issued for the account of the Borrower to secure the payment obligations of the Borrower under specific natural gas purchase contracts entered into in the ordinary course of business, which specific natural gas purchase contracts are specifically dedicated to then in force specific gas sales contracts of the Borrower; provided, however that (1) the aggregate face amount of all such standby letters of credit and documentary letters of credit outstanding at any time shall not exceed $8,000,000, (2) no such standby letter of credit or documentary letter of credit, as applicable, shall (A) remain outstanding for a period in excess of 60 days, with respect to a standby letter of credit, or for period in excess of a normal and customary period for documentary letters of credit issued in the ordinary course for comparable transactions, with respect to a documentary





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
                 letter of credit, or (B) be guaranteed by any Person (other than KCS) or secured by any Lien on any Property (other than Property of the Borrower that is not Collateral) and (3) the amount of any draw or other advance made under any such standby letter of credit or documentary letter of credit, as applicable, that is not reimbursed to the issuer of such standby letter of credit or documentary letter of credit, as applicable, within two Business Days after the date of such draw or other advance shall thereafter constitute Debt until such amount has been so reimbursed), (vii) all indebtedness and undertakings to maintain or cause to be maintained the financial position or financial covenants of any other Person (other than, to the extent permitted, and in connection with, the trade payables described in clause (iv) above), (viii) any obligation to redeem or repurchase any of such Person's capital stock, warrants, or stock equivalents, and (ix) the Bay Springs Subordinated Debt, without reduction of any amounts owed thereunder, including, without limitation, any current maturities thereof.

                          "Debt to Capitalization Ratio" means, at any date,
                 the ratio of (i) the Debt of KCS and its Subsidiaries on a consolidated basis to (ii) the sum of (a) the Debt of KCS and its Subsidiaries taken on a consolidated basis and (b) Consolidated Tangible Net Worth.

                          "Employee Plan" means an employee benefit plan or
                 other plan covered by Title IV of ERISA, other than a Multiemployer Plan, and maintained or established in whole or in part by KCS, any of its Subsidiaries or any ERISA Affiliate.

                          "Environmental Laws" means any and all laws,
                 statutes, ordinances, rules, regulations, orders, requirements or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which KCS or any of its Subsidiaries is conducting or at any time has conducted business, or where any Property of KCS or any of its Subsidiaries, is located, or where any hazardous substances generated by or disposed of by KCS or any of its Subsidiaries, are located, including without limitation, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws. The terms "hazardous substance", "release", and "contaminants" have the meanings specified in CERCLA, and the terms "solid waste", "hazardous waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment with respect to all provisions of each Loan Document, and provided further that, to the extent the laws of the state in





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
                 which any Property of KCS or any of its Subsidiaries, is located establish a meaning for "hazardous substance", release", "solid waste" or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply with respect to such state.

                          "ERISA" shall have the meaning set forth in Section
                 3.11.

                          "ERISA Affiliate" means any corporation, trade or
                 business that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as KCS or any of its Subsidiaries, or is under common control (within the meaning of Section 414(c) of the Code) with KCS or any of its Subsidiaries.

                          "Guaranteed Obligations" shall have the meaning
                 ascribed to such term in Section 2.01 hereof.

                          "Guarantors" means KCS and Proliq.

                          "Guaranty Agreement", "hereof", "hereto", "hereunder"
                 and words of similar import mean this Guaranty Agreement, as a whole, and not any particular article, section or subsection.

                          "KRI" means KCS Resources, Inc., a Delaware
                 corporation.

                          "Lenape" means The Lenape Resources Corporation,
                 formerly a New Jersey corporation, which merged with and into KRI.

                          "Material Adverse Effect" means, with respect to any
                 Person, a material and adverse effect on its ability to fulfill, punctually and completely, its obligations under this Guaranty Agreement.

                          "Multiemployer Plan" means an Employee Plan defined
                 as such in Section 3(37) of ERISA to which contributions have been made by KCS, any of its Subsidiaries, the Partnership or any ERISA Affiliate and which is covered by Title IV of ERISA.

                          "PBGC" means the Pension Benefit Guaranty Corporation
                 or any entity succeeding to any or all of its functions under ERISA.

                          "Wholly Owned Subsidiary" means, as to any Person,
                 any Subsidiary of such Person of which 100% of the issued and outstanding capital stock is at the time owned, beneficially and of record, by such Person, either directly or indirectly through ownership of one or more Wholly Owned Subsidiaries.





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         Section 1.3      Use and Construction of Defined Terms: Credit
Agreement Definitions: References and Headings. (a) All terms defined in this Guaranty Agreement shall have their defined meanings when used in each of the other Loan Documents to which either KCS or Proliq is a party, unless any of such instruments shall expressly indicate otherwise, and, when required by the context, each term shall include the plural as well as the singular. Definitions of each Person specifically defined herein or in each other Loan Document to which either KCS or Proliq is a party shall mean and include herein and therein, unless otherwise expressly provided to the contrary, the successors, assigns, heirs and legal representatives of each such Person. Unless the context otherwise requires or unless otherwise expressly provided, references to this Guaranty Agreement and each other Loan Document shall include all amendments, modifications, supplements, restatements, ratifications, renewals, increases, extensions and rearrangements thereof or thereto, as applicable and as in effect from time to time; provided, however, nothing contained in this sentence shall be construed (i) to authorize any Person to execute or enter into any such amendments, modifications, supplements, restatements, ratifications, renewals, increases, extensions or rearrangements, unless entered into and executed pursuant to the applicable provisions of such respective Loan Documents, or (ii) to require the consent of, or notice to, KCS and Proliq relating to any change, action, or inaction in connection with any Loan Document to which either of them is not a party. References herein to forms 10-K, 10-Q and 8-K shall mean such forms as promulgated by, and completed in compliance with the requirements of, the SEC, as in effect from time to time and at each applicable time.

         (b) Unless otherwise defined in this Guaranty Agreement, all capitalized terms that are defined in the Credit Agreement shall have the same meanings herein as therein, and all defined terms shall have the same use and construction herein as provided in the Credit Agreement, unless the context herein otherwise indicates.

         (c) Each reference herein to a Section, or any subdivision thereof, shall refer to the applicable Section, or subdivision thereof, of this Guaranty Agreement, unless another instrument is thereby expressly referenced. Further, each reference herein to an Exhibit or Schedule shall refer to the applicable Exhibit or Schedule attached hereto, unless another instrument is thereby expressly referenced. The headings in this Guaranty Agreement and the other Loan Documents are inserted for convenience only and shall be ignored when construing any such instruments.

         Section 1.4 Accounting Terms. Except as otherwise expressly provided herein, accounting terms not specifically defined and which are used herein and in the other Loan Documents to which either KCSor Proliq is a party shall be construed, and all accounting procedures, calculations and reporting, including, without limitation, the preparation of financial statements, calculations and other financial information required to be furnished pursuant to this Guaranty Agreement or any other Loan Document to which either KCS or Proliq is a party, shall be performed, in accordance with GAAP consistently applied.





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
                                   ARTICLE II

                                  THE GUARANTY

         Section 2.1 Guaranteed Obligations. Each Guarantor hereby irrevocably, absolutely and unconditionally guarantees, jointly and severally, to Bank the punctual and complete payment, when due (whether by scheduled payment, voluntary prepayment, mandatory prepayment, acceleration or otherwise), of the following (herein, the "Guaranteed Obligations"):

         All obligations, indebtedness, fees, expenses, costs, indemnities and liabilities of the Borrower to Bank, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, under, or in connection with the Credit Agreement and the other Loan Documents to which the Borrower is a party, including, without limitation, the Obligations, which include, without limitation, the following:

                 (a) The Credit Note dated as of even date herewith in the original stated principal amount of $25,000,000, executed by the Borrower, and payable to the order of Bank;

                 (b) Any and all renewals and extensions for any period and/or rearrangements and increases of the Credit Note;

                 (c) Any and all post-petition interest on the Obligations in the event of a bankruptcy or insolvency of either Guarantor or of the Borrower; and

                 (d) All attorneys' fees, commitment and other fees, liabilities for costs and expenses, indemnities and other indebtedness, obligations and liabilities of the Borrower to Bank at any time created, existing or arising under or pursuant to the Credit Agreement or any other Loan Document.

         Section 2.2 Nature of Guaranty. This guaranty is an irrevocable, absolute, unconditional, completed and continuing guaranty of payment, and not a guaranty of collection or otherwise, and no notice of the Guaranteed Obligations or any extension of credit already or hereafter made, contracted by or extended to Borrower need be given to Guarantors. Borrower and Bank may increase, rearrange, extend for any period and/or renew from time to time the Guaranteed Obligations without notice to, or consent from, Guarantors, and in each such event, Guarantors will remain fully bound hereunder on such Guaranteed Obligations. This guaranty may not be revoked by Guarantors or released or diminished on the occurrence of any act, event or circumstance and shall continue to be effective or be reinstated, as the case may be, with respect to the Guaranteed Obligations arising or created after any such attempted revocation or other act, event or circumstance, or if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Bank upon the insolvency, bankruptcy or reorganization of any or all of the Borrowers, Guarantors or otherwise, all as though such payment had not been made. Each of the Guarantors hereby expressly waives (i) presentment, demand, protest and notice of protest and dishonor on any and all





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
forms of the Guaranteed Obligations, (ii) notice, demand, notice of presentment, presentment, presentment for payment, demand for payment, non-payment, notice of dishonor, dishonor, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION, notice of intent to demand, protest, notice of protest, notice of intent to terminate, notice of termination, grace, notice of any Default, notice of any Event of Default or any other notice or formalities of any kind with respect to the Obligations or the Guaranteed Obligations and
(iii) notice of acceptance of this Guaranty Agreement, acceptance on the part of Bank being conclusively presumed by its request for this Guaranty Agreement and delivery of the same to it, in all regards in respect to this Guaranty Agreement and the performance of its obligations hereunder.

         Section 2.3 Certain Rights of Bank. Each of the Guarantors authorizes Bank, without notice, consent or demand and without affecting Guarantors' liability hereunder, to take and hold security for the payment of this Guaranty Agreement and/or any of the Guaranteed Obligations, and, partially or fully, exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as Bank, in its discretion, may determine; and to obtain a guaranty of the Guaranteed Obligations, or any portion thereof, from any one or more Persons and at any time or times to enforce, waive, rearrange, compromise, modify, limit or release, in whole or in part, any of such other Persons from their obligations under such guaranties, or refrain from taking any such actions.

         Section 2.4 Certain Waivers of Guarantor. Each of the Guarantors waives any right to require Bank to (i) file suit or proceed to obtain or assert a claim for personal judgment against any or all of the Borrower, Guarantors or any other Persons, or make any effort at the collection of the Guaranteed Obligations from any of them, (ii) foreclose or otherwise proceed against, realize upon or exhaust any security held from any or all of the Borrower, Guarantors or any other Persons, (iii) have, any or all of the Borrower, Guarantor or any other Persons joined with Guarantors in any suit arising out of this Guaranty Agreement and/or any of the Guaranteed Obligations, or (iv) pursue any other remedy or Person in Bank's power whatsoever. Each of the Guarantors waive any defense arising by reason of any disability, lack of corporate or partnership authority or power, or other defense of any or all of the Borrower, Guarantors or any other Persons of, or with respect to, any of the Guaranteed Obligations, and shall remain liable hereon regardless of whether any or all of the Borrower, Guarantors or any other Persons be found not liable thereon for any reason. Each of the Guarantors waives (w) any and all rights of subrogation, reimbursement, contribution or otherwise, whether arising by contract, common law or operation of law, (x) waives any right to enforce any remedy that Bank now has or may hereafter have against any or all of the Borrower, Guarantors or any other Persons, (y) waives any benefit of any right to participate in any security now or hereafter held by Bank and (z), to the extent not expressly prohibited by applicable law, each and every right to which it is or may be entitled by virtue of the laws of the State of Texas, its jurisdiction of incorporation and every other applicable jurisdiction which governs suretyship and guarantees including, without limitation, any rights it may be entitled to pursuant to Rule 31 of the Texas Rules of Civil Procedure, section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code, as any or all of the same may be amended or construed from time to time, or the common law of any applicable jurisdiction in effect at all relevant times.





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
Each Guarantor agrees that each of the matters waived in this Section 2.4 is made in all regards to this Guaranty Agreement, including, without limitation, the performance of the obligations of each Guarantor hereunder, and none of the matters referred to as waived shall ever be a condition or requirement to, or excuse from, the performance of Guarantor's obligations hereunder, or the enforcement by Bank of this Guaranty Agreement against either Guarantor.

         Section 2.5 Maturity of Liabilities: Payment. Each Guarantor agrees that if the maturity of any Guaranteed Obligations is accelerated by bankruptcy, any other Event of Default or otherwise, such maturity shall also be deemed accelerated for the purpose of this Guaranty Agreement, without demand or notice of any kind (including, without limitation, those referred to in Section 2.2 hereof) to Guarantors. Each Guarantor will, immediately upon notice from Bank of the Borrower's failure to pay any Guaranteed Obligations when due (howsoever due), pay to Bank the amount due and unpaid by the Borrower and guaranteed hereby. The failure of Bank to give this notice shall not in any way release Guarantors hereunder.

         Section 2.6 Bank's Expenses. If Guarantors fail to pay the Guaranteed Obligations after notice from Bank of the Borrower's failure to pay any Guaranteed Obligations when due (howsoever due), and if Bank obtains the services of an attorney for collection of amounts owing by Guarantors hereunder (whether or not any suit or other proceeding is filed or commenced in connection therewith), or if suit is filed to enforce this Guaranty Agreement, or if proceedings are had in any bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount owing by Guarantors hereunder, or if any amount owing by Guarantors hereunder is collected through such proceedings, Guarantors agree to pay to Bank, Bank's reasonable attorneys' fees, expenses and disbursements and, if applicable, related court costs and expenses.

         Section 2.7 Primary Liability. It is expressly agreed that the liability of each Guarantor for the payment of the Guaranteed Obligations, as stated herein, shall be primary and not secondary.

         Section 2.8 Certain Events and Circumstances Not Reducing or Discharging Guarantor's Obligations. Each Guarantor hereby consents and agrees to each of the following, and agrees that its obligations under this Guaranty Agreement shall not be released, diminished, impaired, reduced or adversely affected, nor shall Bank's rights, remedies, privileges and benefits hereunder be diminished, impaired, reduced, released, prejudiced or adversely affected in any manner, by any of the following, and each Guarantor waives any rights (including without limitation rights to notice and/or consent) which it might otherwise have as a result of or in connection with any of the following:

                 (a) any creation, advancement, extension renewal, restatement, supplement, modification, amendment, alteration, increase or rearrangement of all or any part of the Guaranteed Obligations, or the Credit Note, or the Credit Agreement or any other Loan Document, or any contract or understanding between the Borrower and Bank, or any other parties, pertaining to the Guaranteed Obligations;

                 (b) any adjustment, indulgence, forbearance or compromise that might be granted or given by Bank to any or all of the Borrower, any Guarantor or any other Persons;

                 (c) the insolvency, bankruptcy, rearrangement, adjustment, composition, liquidation, disability, dissolution or lack of power or authority of any or all of the Borrower, any Guarantor or any other Persons; or any dissolution of any or all of the Borrower, any Guarantor or any other Persons, or any sale, lease or transfer of any or all of the Properties of any or all of the Borrower, any Guarantor or any other Persons, or any changes in the shareholders, partners or members of any or all of the Borrower, any Guarantor or any other Persons; or any reorganization, merger, consolidation, restructure or reformulation into a different type of Person (for example, to a partnership from a corporation) of any or all of the Borrower, any Guarantor or any other Persons;

                 (d) the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document, instrument or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including, without limitation, the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Guaranteed Obligations or any part thereof is ultra vires, the officers or representatives executing the documents, instruments, agreements or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury laws, the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from the Borrower, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document, instrument or agreement representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the Credit Agreement or other documents, instruments or agreements pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

                 (e) any full or partial release of the liability, indebtedness, obligations, covenants or agreements of any or all of the Borrower, any Guarantor or any other Persons on the Guaranteed Obligations or any part thereof, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by Guarantor that it is expected to pay the Guaranteed Obligations in full without assistance or support of any other Guarantor, party or Person, and Guarantor hereby acknowledges and agrees that it has not been induced to enter into this Guaranty Agreement on the basis of a contemplation, belief, understanding or agreement that other parties or Persons (or their Properties) will be liable to perform the Guaranteed Obligations, or Bank will look, in whole or part, to other parties or Persons (or their Properties) to perform the Guaranteed Obligations;

                 (f) the taking or accepting of any other security, Collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;

                 (g) any substitution, release, surrender, exchange, subordination, deterioration, failure to perfect, waste, loss or impairment of any Collateral, Property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

                 (h) the failure of Bank or any other party or Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such Collateral, Property or security, or any delay in the enforcement of the payment of the Guaranteed Obligations (or any part thereof), or any delay or omission or lack of diligence or care in exercising any right or power with respect to the Guaranteed Obligations or any security therefor or guaranty thereof;

                 (i) the fact that any Collateral, security, security interest or Lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or Lien, it being recognized and agreed by Guarantor that it is not entering into this Guaranty Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Guaranteed Obligations, or the existence, perfection or priority of any Liens or security interests therein;

                 (j) any payment by the Borrower to Bank is held to constitute a preference under bankruptcy or similar laws, or for any reason Bank is required to refund such payment or pay such amount to the Borrower or someone else; or

                 (k) any other action taken or omitted to be taken with respect to the Credit Agreement and any other Loan Document, the Guaranteed Obligations, or the security and Collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof; it is the unambiguous and unequivocal intention of Guarantor that it shall be obligated to pay the Guaranteed Obligations when due (howsoever due), notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations.

         Section 2.9 No Mitigation. Bank shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations against any Guarantor. No set-off, counterclaim, reduction, or diminution of any obligation, or any defense, of any kind or nature which any Guarantor has or may have against the Borrower, Bank or any other Person shall be available hereunder to any Guarantor. Each Guarantor agrees that it shall have no recourse or action against Bank by reason of any action Bank may take or omit to take in connection with the Guaranteed Obligations, the collection of any sums or amounts herein mentioned, or in connection with any security or Collateral or guaranty at any time existing therefor.

         Section 2.10 Indebtedness or Other Obligations. If a Guarantor is or becomes liable for any indebtedness owed by the Borrower to Bank by endorsement or otherwise than under the Guaranty Agreement, such liability shall not be in any manner impaired, reduced or affected by this Guaranty Agreement, and the rights of Bank hereunder shall be cumulative of any and all other rights that Bank may ever have against such Guarantor. If the Borrower shall at any time or times be or become obligated to Bank for payment of any indebtedness other than the Guaranteed Obligations, Bank (without in anywise impairing its rights hereunder or diminishing Guarantor's liability) shall be at liberty at any time or times to apply to said indebtedness other than the Guaranteed Obligations any amounts paid to or received by or coming into the hands of Bank from or attributable to the Borrower or any other Persons or party liable for any of said indebtedness or from or attributable to or representing proceeds of any Property or security held by Bank securing payment of any of said indebtedness or any credits, deposits or offsets due the Borrower or other Person liable on any of said indebtedness (whether or not the Guaranteed Obligations or such other indebtedness are then due), it being intended to give Bank the right to apply all payments, credits and offsets and amounts becoming available for application on or credit against the indebtedness of the Borrower to Bank (now or hereafter existing) first toward payment and satisfaction of the Borrower's indebtedness not hereby guaranteed, before making application thereof on or against the Guaranteed Obligations.
The exercise by Bank of any right or remedy hereunder or under any other instrument or at law or in equity shall not preclude the concurrent or subsequent exercise of any other instrument or remedy at law or in equity and shall not preclude the concurrent or subsequent exercise of any other right or remedy.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         In order to induce Bank to accept this Guaranty Agreement and to enter into and perform the Credit Agreement, each Guarantor represents and warrants to Bank that (all of the hereinafter made representations and warranties will survive the creation of the Guaranteed Obligations and any extension of credit thereunder):

         Section 3.1      Corporate Existence and Authority.  Each Guarantor
(i) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all legal right and requisite corporate power and authority (A) to own and operate its assets and Properties and carry on its business as now being or as proposed to be conducted, (B) to enter into, execute, deliver and perform its obligations pursuant to this Guaranty Agreement and the other Loan Documents to which it is a party and (C) to grant the Liens, guaranty and indemnity as provided in this Guaranty Agreement and the other Loan Documents to which it is a party; and
(iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect on it or a material and adverse effect on the condition as a whole, financial or otherwise, of KCS and its Subsidiaries.

         Section 3.2 Authorization. The execution, delivery, and performance by KCS of this Guaranty Agreement and the other Loan Documents to which it is or may become a party have been duly authorized by all requisite action on its part.

         Section 3.3 Enforceability. Each of this Guaranty Agreement and the other Loan Documents to which KCS and Proliq is a party has been duly executed and delivered and constitutes the legal, valid, and binding obligations of KCS and Proliq, enforceable against KCS and Proliq in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws affecting generally the rights of creditors and general principles of equity whether applied by a court of law or equity.

         Section 3.4 No Breach. Neither the execution and delivery of this Guaranty Agreement or the other Loan Documents to which KCS and Proliq are a party, nor the compliance with, or performance of, the terms and provisions hereof or thereof, does or will (i) conflict with, or result in or constitute a breach, default or violation of, or require any consent under, (A) the charter or by-laws of KCS or Proliq, or (B) any applicable law, rule, or regulation, or any order, writ, injunction or decree of any court, governmental authority or arbitrator or agency, or (C) any material agreement or instrument to which KCS or Proliq is a party or by which KCS, Proliq or their Properties is bound or to which KCS, Proliq or its Properties is subject, or (ii) result in the creation or imposition of any Lien (except Liens in favor of Bank) upon any of the revenues or Property of KCS and Proliq pursuant to the terms of any agreement or instrument.

         Section 3.5 Approvals. No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is required or will be necessary for the execution, delivery, or performance by KCS and Proliq of this Guaranty Agreement and the other Loan Documents to which they are or may become a party or for the validity or enforceability thereof, or if required or necessary, has been duly obtained.

         Section 3.6 Litigation and Judgments. There is no action, suit, investigation or proceeding before any court, administrative board, governmental authority, or arbitrator pending, or to the knowledge of either of KCS, threatened against or affecting (i) any of its abilities to enter into, execute, deliver, or perform, punctually and completely, its obligations under this Guaranty Agreement or the other Loan Documents to which it is a party, or
(ii) except as disclosed in the form 10-K of KCS and its Subsidiaries for the fiscal year ended September 30, 1994, (a) KCS which, if adversely determined, could reasonably be expected to result in any judgment or liability exceeding valid and uncontested insurance coverage therefor by an amount of $500,000, or
(b) the condition as a whole, financial or otherwise, of KCS and its Subsidiaries. Except as disclosed in the form 10-K of KCS and its Subsidiaries for the fiscal year ended September 30, 1994, there are no outstanding judgments or similar claims against KCS which exceed valid and uncontested insurance coverage therefor by an amount of $500,000.

         Section 3.7 Investment Company Act. Neither KCS nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         Section 3.8 Public Utility Holding Company Act. Neither KCS nor any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 3.9 Financial Statements. KCS has delivered to Bank audited consolidated financial statements and unaudited consolidating financial statements of KCS and its Subsidiaries as at and for the fiscal year ended September 30, 1994. Such financial statements have been prepared in accordance with GAAP, and fairly present, on a consolidated basis, the financial condition of KCS and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein.
Neither KCS nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, material forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments not reflected in such financial statements. There has been no change in the condition, financial or otherwise, or operations of KCS or its Subsidiaries, on a consolidated basis, since the effective date of the most recent financial statements referred to in this Section which would have a material and adverse effect on the condition as a whole, financial or otherwise, of KCS and its Subsidiaries, or a Material Adverse Effect on KCS.

         Section 3.10 Use of Proceeds: Margin Securities. Neither KCS nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under the Credit Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. Neither KCS nor any of its Subsidiaries, nor any Person acting on any of their behalf has taken any action that might cause the transactions contemplated by the Credit Agreement to violate Regulations G, T, U, or X or to violate the Securities Exchange Act of 1934, as amended.

         Section 3.11 ERISA. Each of KCS, its Subsidiaries and the ERISA Affiliates has fulfilled its obligations under the minimum funding requirements and all other applicable and material requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code with respect to each Employee Plan, is in compliance with the presently applicable provisions of ERISA and the Code, and has not incurred any liability to the PBGC or any Employee Plan or Multiemployer Plan. No Reportable Event (as defined in
Section 4043 of ERISA) has occurred in connection with any Employee Plan that might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such plan.

         Section 3.12     Environmental Matters.

                 (a) Except as disclosed in Schedule 14 to the Credit Agreement, and as to which Bank has waived, each of KCS and its Subsidiaries, and all of their respective Properties, assets, and operations are in full compliance with all applicable Environmental Laws. Except as described in Schedule 14 to the Credit Agreement, and as to which Bank has waived, neither KCS nor any of its Subsidiaries is aware of, nor has any of them received notice of, any past, present, or future conditions, events, activities, practices, or incidents which would interfere with or prevent the compliance or continued compliance of each of them with any applicable Environmental Laws.

                 (b) Except as disclosed in Schedule 14 to the Credit Agreement, and as to which Bank has waived, each of KCS and its Subsidiaries has obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and which the failure to obtain would have (i) an adverse effect (other than of an inconsequential nature) on the operations or value of, or any of their interest in, any of their respective Properties, or (ii) a Material Adverse Effect with respect to any of them.

                 (c) Except as disclosed in Schedule 14 to the Credit Agreement, and as to which Bank has waived, no hazardous substances exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released from any of the Properties or assets of any of KCS or its Subsidiaries except in accordance with applicable Environmental Laws. Each of KCS and its Subsidiaries intends to make use of its respective Properties and assets in a manner that will not result in the violation of any applicable Environmental Law with respect to the use, generation, storage, transportation, accumulation, disposal, or release of any hazardous substance on, in, or from any such Properties or assets.

                 (d) Except as disclosed in Schedule 14 to the Credit Agreement, and as to which Bank has waived, there is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency, or other Governmental Authority pending or, to the knowledge of KCS, threatened against it or its Subsidiaries, or its Properties, arising under CERCLA or any other applicable Environmental Law.
         Except as disclosed in Schedule 14 to the Credit Agreement, and as to which Bank has waived, neither KCS nor any of its Subsidiaries has (i) any liability for remedial action under CERCLA or any other similar Environmental Law which, to its knowledge after having made reasonable inquiry, has been imposed or assessed by any Governmental Authority or other Person, (ii) received any pending request for information by any Governmental Authority with respect to potential liability for remedial action under CERCLA or any other applicable Environmental Law and the condition, use, or operation of any of its Properties or assets, or (iii) received any pending notice from any Governmental Authority or other Person with respect to any violation of, or liability for remedial action under, any Environmental Law.

         Section 3.13 Disclosure. No information, statement, exhibit, certificate, document, report, representation, or warranty made or furnished to Bank by or on behalf of KCS or Proliq in connection with, or pursuant to the provisions of, this Guaranty Agreement, the Credit Agreement or any other Loan Document contained or contains any untrue statement or misstatement of fact or omitted or omits to state any fact necessary to make the statements herein or therein not misleading.

         Section 3.14 Fair Consideration. KCS and Proliq each acknowledge and agree that the execution of this Guaranty Agreement and the other Loan Documents to which it is a party was undertaken by it after due consideration of the direct and indirect benefits obtained and to be obtained by it as a result of the execution of this Guaranty Agreement and the other Loan Documents to which it is a party and further acknowledge, represent and confirm that (i) it has received, directly or indirectly, contemporaneously herewith good and fair consideration and reasonably equivalent value in exchange for the execution of this Guaranty Agreement and all other Loan Documents to which it is a party, including, without limitation, the incurrence of obligations incurred and undertaken hereunder and thereunder and the granting of Liens pursuant hereto and thereto, (ii) neither Bank nor any officer, director, employee or agent thereof has made any representations, warranties, statements, promises or agreements except as expressly set forth in the Loan Documents and solely for the specific purposes as set forth therein, (iii) it is solvent as of the date of the incurrence of its obligations hereunder and under the other Loan Documents to which it is a party, and it will not become insolvent as a result of the obligations incurred by it hereunder or under the other Loan Documents to which it is a party, and (iv) it is familiar with, and has independently reviewed the books and records regarding the financial condition and Properties of the Borrower, however, it is not relying on such financial condition or Properties of the Borrower as an inducement to enter into and perform this Guaranty Agreement.

                                   ARTICLE IV

                               Positive Covenants

         Guarantors covenant and agree that, as long as the Guaranteed Obligations or any part thereof are outstanding and unpaid or Bank has any commitment under the Credit Agreement, KCS and Proliq, as the case may be, will perform and observe the following positive covenants:

         Section 4.1 Financial Statements. KCS will furnish and cause to be furnished to Bank:

                 (a) As soon as available, and in any event within 90 days after the end of each fiscal year of KCS, beginning with the fiscal year ending September 30, 1994, a copy of the annual audited report of KCS and its Subsidiaries (including, without limitation, the Borrower) for such fiscal year containing, on a consolidated basis, balance sheets, statements of income, statements of stockholders' equity, and statements of consolidated cash flow as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by Arthur Andersen & Co., or other independent certified public accountants of recognized standing acceptable to Bank, to the effect that such report has been prepared in accordance with GAAP and presents fairly the financial position and condition of such Persons as of, and for, the periods therein covered.

                 (b) As soon as available, and in any event within 90 days after the end of each fiscal year of KCS, beginning with the fiscal year ended September 30, 1994, (i) a copy of an unaudited consolidating balance sheet and income statement of KCS and its Subsidiaries (including, without limitation, the Borrower) for such fiscal year, in support of the financial information delivered to Bank pursuant to Section 4. 1 (a) above, certified by the chief financial officer of KCS that such statements were prepared in accordance with, and based upon, the books and records of KCS and its Subsidiaries, respectively, and (ii) a calculation of (A) Consolidated Aggregate Cash Flow and (B) Adjusted Consolidated Principal Debt, for the four fiscal quarters then ended, all in reasonable detail to determine compliance with this Guaranty Agreement, and certified by the chief financial officer of KCS that such calculations were prepared in accordance with the terms of this Guaranty Agreement and based upon the books and records of KCS and its Subsidiaries, respectively.

                 (c) As soon as available, and in any event within 45 days after the end of each of the first three quarters of each fiscal year of KCS, a copy of an unaudited financial report of KCS and its Subsidiaries (including, without limitation, the Borrower) as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets, statements of income and statements of consolidated cash flow, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail, as included in Form 10-Q filed with the SEC, which is signed by the chief financial officer of KCS.

                 (d) As soon as available, and in any event 90 days after the end of each (i) September 30, KCS will furnish to Bank a projected budget for the operations of KCS and its Subsidiaries, on a consolidated basis, for the five fiscal years commencing with such corresponding September 30, prepared in a year-by-year analysis.

         Section 4.2 Certificates, Other Information. KCS will furnish and cause to be furnished to Bank all of the following:

                 (a) Concurrently with the delivery of each of the financial statements referred to in Sections 4.1 commencing with the quarter ending December 31, 1994, a certificate of the president, any vice president or chief financial officer of KCS (i) stating that to the best of such officer's knowledge and after making due inquiry, no Event of Default, Default or Restriction Event (in each event, that pertains to, or involves, KCS) has occurred and is continuing, or if in its opinion an Event of Default, Default or Restriction Event has occurred and is continuing, a statement as to the nature thereof and the steps and action being taken to remedy such event, and (ii) confirming the calculations set forth in the officers' certificate and showing in reasonable detail satisfactory to Bank the calculations showing (A) the determination of the amounts referred to in Section 4.01(b)(ii), and
         (B) compliance with Sections 6.1, 6.2, 6.3 and 6.4 and, to the extent applicable, Required Performance.

                 (b) As soon as available, one copy of each form 10-K, form 10-Q and form 8-K of KCS and its Subsidiaries, and press releases of KCS and of each of its Subsidiaries.

                 (c) Promptly, such additional information concerning KCS or any of its Subsidiaries as Bank may reasonably request.

         Section 4.3 Performance of Obligations. Neither KCS nor Proliq will take any action, or refrain from taking any action, that could preclude or prejudice, or precludes or prejudices, the ability, authority or power of the Borrower from punctually and completely paying and performing any of its obligations, agreements and covenants under the Loan Documents to which it is a party.

         Section 4.4 Preservation of Existence and Conduct of Business. KCS and Proliq will preserve and maintain their corporate existence, and all of their leases, privileges, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of their businesses and conduct their businesses as presently conducted in an orderly and efficient manner in accordance with good business practices. KCS and Proliq will not change their names or identities or corporate structure, or change the location of their places of business or, if more than one place of business, their chief executive office, or the place where they keeps their books and records, as designated under the designation Principal Place of Business in the signature page hereof, without notifying Bank of such change in writing at least 30 days prior to the effective date of such change. KCS and Proliq will not accept or require the transfer of, any cash receipts or other funds from the Borrower during the existence and continuance of a Restriction Event, or in the event that it receives any such receipts or funds during a Restriction Event, retain any such receipts or funds; it being agreed that if KCS or Proliq receives any such receipts or funds during a Restriction Event, it will immediately disburse same to the Disbursement Account of the Borrower.

         Section 4.5 Inspection Rights. At any reasonable time and from time to time, KCS will permit, in each event upon reasonable notice to a Person Bank reasonably believes to be an officer of KCS or Proliq, as the case may be, representatives of Bank to examine, copy and make extracts of their books and records, to visit and inspect their Properties, and to discuss their business, operations and financial condition and affairs with its officers, and, with the consent of a Person Bank reasonably believes to be an officer of KCS or Proliq (which consent will not be unreasonably withheld or delayed), with other employees of KCS and Proliq and other Persons related to the operations or business of KCS and Proliq, all to the extent reasonably requested by Bank.

         Section 4.6 Keeping Books and Records. KCS and Proliq will each maintain proper books of record and accounts in conformity with GAAP.

         Section 4.7 Notices. KCS and Proliq will promptly notify Bank of the occurrence of an Event of Default, Default or Restriction Event that pertains to, or involves, KCS.

         Section 4.8 Further Assurances. KCS and Proliq each agree, at its expense, to promptly cure any defects in the execution, creation, delivery, and issuance of this Guaranty Agreement or any other Loan Documents to which it is a party. KCS and Proliq each agree, at its expense, to promptly execute and deliver to Bank upon request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of each of them in this Guaranty Agreement or any other Loan Documents to which it is a party, or further to evidence and more fully describe the Property intended as security for the Guaranteed Obligations, or to correct any omissions in this Guaranty Agreement or any other Loan Documents to which it is a party, or more fully state the security obligations set out herein or in any of the Loan Documents to which it is a party, or to perfect, protect, or preserve any Liens and other rights created pursuant to any of the Loan Documents to which it is a party, or to make any recordings, to file any notices, or obtain any consents, waivers, or subordinations, all as may be necessary or appropriate in connection therewith.

          Section 4.9 Compliance with ERISA. KCS will comply, and will cause each of its Subsidiaries to comply, with all minimum funding requirements, and all other material requirements of ERISA and the Code, if applicable, so as not to give rise to any liability thereunder. Promptly after the filing thereof, KCS shall furnish or cause to be furnished to Bank with regard to each employee benefit plan of KCS and its Subsidiaries, copies of each annual report required to be filed pursuant to Section 103 of ERISA in connection with each such plan for each plan year. KCS will notify, and cause to be notified, Bank promptly of the following:

                 (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to an Employee Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

                 (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Employee Plan or the termination of any Employee Plan;

                 (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by KCS or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                 (iv) the complete or partial withdrawal by KCS or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by KCS or any ERISA Affiliate of notice from a Multiemployer Plan that is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

                 (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against KCS or any ERISA Affiliate to enforce
         Section 515 of ERISA, which proceeding is not dismissed within 30 days.

                                   ARTICLE V

                               Negative Covenants

         KCS covenants and agrees that, as long as the Guaranteed Obligations or any part thereof are outstanding and unpaid or Bank has any commitment under the Credit Agreement, KCS will perform and observe the following negative covenants:

         Section 5.1 Mergers and Dissolutions, Change in Business Structure. (a) KCS will not become a party to a merger or consolidation, or dissolve or liquidate; provided however, any Subsidiary of KCS may be merged or consolidated with or into KCS if KCS shall be the continuing and surviving corporation, and after giving effect thereto, no Default would exist; provided further however, if such Subsidiary is the Borrower, KCS shall further execute and deliver such documents, instruments and/or agreements, and shall take such actions, as Bank shall reasonably request to evidence the express assumption of liabilities, obligations, agreements, representations, warranties, covenants and Liens as to which the Borrower had agreed pursuant to the Loan Documents to which the Borrower was or is a party.

                 (b) KCS will not amend or otherwise modify its corporate charter or its corporate activities or nature, as applicable, in any manner that reasonably could result in a material and adverse effect on the condition as a whole, financial or otherwise, of KCS or a Material Adverse Effect on KCS.

         Section 5.2 Restricted Payments. KCS will not, nor will it permit any of its Subsidiaries to, declare or pay any dividends or make any other payment on account of its capital stock, or return any capital to its stockholders, or make any distributions of its assets to its stockholders; provided however, (i) KCS may declare and pay dividends on account of its capital stock in an amount not exceeding an amount equal to 50% of Consolidated Net Income for the period from September 30, 1993, to such time so long as (A) payments thereof are made within the time permitted under Delaware law as in effect from time to time, (B) no Default, Event of Default or Restriction Event exists at the time of such payment, and (C) such payment does not create or result in a Default, Event of Default or Restriction Event, (ii) each Subsidiary of the Borrower may declare and pay dividends to the Borrower on account of capital stock of such Subsidiary, and (iii) each Subsidiary of KCS may declare and pay dividends to KCS, directly or indirectly, as applicable, for the purpose of KCS satisfying its obligations under this Guaranty Agreement, provided that such dividends are so used by KCS.

         Section 5.3 Environmental Matters. Except for customary obligations that arise and/or are diligently managed in the normal course of business of each of KCS and its Subsidiaries pursuant to operating regulatory requirements, KCS will not, nor will it permit any of its Subsidiaries to, cause or knowingly permit any of their respective Properties to be in violation of, or do anything or permit anything to be done which could subject any such Property to any remedial obligations under, any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property. KCS will promptly notify Bank in writing of any existing, pending or threatened action or investigation by any Governmental Authority in connection with any Environmental Laws. KCS will establish and implement practices and procedures that are intended reasonably to determine and assure, consistent with a prudent operator standard and generally accepted standards and practices in the oil and gas industry, that (i) no solid wastes are disposed of on any Property owned by any of them or their Subsidiaries in quantities or locations that would require remedial action under any Environmental Laws, except in compliance with applicable Environmental Laws, (ii) except as released in compliance with applicable Environmental Laws, no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA or any other applicable Environmental Laws, (iii) no hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment, (iv) all hazardous wastes and, to the extent required by the Texas Railroad Commission (or equivalent and/or successor agency or agencies of the State of Texas) and/or other applicable Governmental Authority, solid wastes and oil and gas wastes generated by KCS, or any of its Subsidiaries, or on any Property of any of them, to the extent necessary for disposal off site, will be transported only by carriers maintaining valid permits under RCRA and other applicable Environmental Laws and treated, stored, and disposed of only by facilities operating incompliance with RCRA and other applicable Environmental Laws, and (v) KCS and its Subsidiaries, and their respective Properties and operations, will be maintained and operated in compliance with all permits, licenses, and similar authorizations required pursuant to any applicable Environmental Laws. Upon the violation of applicable Environmental Laws by KCS or its Subsidiaries, KCS will take and cause to be taken whatever action is required by law promptly upon discovery to remedy the same.

         Section 5.4 ERISA Compliance. KCS will not, nor will it permit any of its Subsidiaries to, permit any Employee Plan maintained by any of them to:

                 (a) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code;

                 (b) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA; and

                 (c) terminate any such Employee Plan in a manner which could result in the imposition of a Lien on any of their Property pursuant to Section 4068 of ERISA.

                                   ARTICLE VI

                              Financial Covenants

         KCS covenants and agrees that, as long as the Guaranteed Obligations or any part thereof are outstanding or Bank has any commitment under the Credit Agreement, KCS will perform and observe, and cause to be performed and observed, the following financial covenants:

         Section 6.1 Minimum Current Ratio. KCS will, as at the end of each of its fiscal quarterly periods, maintain a Consolidated Current Ratio of not less than 1.0 to 1.0.

         Section 6.2 Minimum Consolidated Tangible Net Worth. KCS will, as at the end of each of its fiscal quarterly periods, maintain Consolidated Tangible Net Worth in an amount not less than $33,000,000 plus an amount equal to 50% of positive Consolidated Net Income for each quarter beginning with the quarter commencing on July 1, 1993, and each quarter thereafter on a cumulative basis, through and including the Credit Maturity Date. For purposes of this
Section 6.2, the phrase "positive Consolidated Net Income" shall mean Consolidated Net Income which, when computed, results in a positive amount, and excludes, and does not include the effect of any such amount which, when computed, results in a negative amount.

         Section 6.3 Minimum Debt Coverage. KCS will, at the last day of each calendar quarter and at all times thereafter until the last day of the next succeeding calendar quarter, maintain a ratio of Consolidated Cash Flow to Adjusted Consolidated Principal Debt (excluding the Bay Springs Subordinated
Debt) of not less than 1. 25 to 1. 00, as such Consolidated Cash Flow and Adjusted Consolidated Principal Debt, and component elements thereof, are computed and determined as of each such quarterly dates.

         Section 6.4 Minimum Debt to Capitalization Ratio. KCS will, as at the end of each of its fiscal quarterly periods, maintain a Debt to Capitalization Ratio of not more than 0.60 to 1.00.

                                  ARTICLE VII

                                 Miscellaneous

         Section 7.1 Reliance on Documents. Any verbal communication or instrument in writing, telex, telegram, telecopy, facsimile, cable or other transmission received by Bank in connection with any matter with respect to this Guaranty Agreement or any other Loan Documents to which KCS or Proliq is a party which purports to be dispatched or signed by or on behalf of KCS or Proliq shall conclusively be deemed to have been dispatched or signed by or on behalf of KCS or Proliq, as the case may be, pursuant to such Person's authority to bind KCS or Proliq and all other Persons for the liabilities and matters in connection therewith to Bank, and Bank may conclusively rely thereon and shall have no obligation, duty or responsibility to determine the validity or genuineness thereof or the authority of the Person or Persons executing or dispatching the same.

         Section 7.2 No Waiver: Cumulative Remedies. No failure on the part of the Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Guaranty Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege, or any abandonment or discontinuance of steps or actions to enforce such a right, power or privilege, under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Guaranty Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law or at equity.

         Section 7.3 Survival of Representations and Warranties. All representations and warranties made by, or on behalf of, KCS and Proliq in this Guaranty Agreement or any other Loan Document to which either is a party or in any document, statement, or certificate furnished in connection with any such documents shall survive the execution and delivery of this Guaranty Agreement and such other Loan Documents, and no investigation at any time made by or on behalf of Bank shall diminish or otherwise affect such representations and warranties or the right of Bank to rely upon them. All statements made by or on behalf of KCS or Proliq in connection with any Loan Document or the transactions contemplated thereby shall constitute representations and warranties of each of them.

         Section 7.4 Notices. All notices and other communications provided for herein (including, without limitation any modifications of, or waivers or consents under, this Guaranty Agreement) shall be given or made by telex, telegraph, telecopy, cable, or in writing and telexed, telecopied, telegraphed, cabled, mailed, or delivered to the attention of an Authorized Representative of the intended recipient at the "Address for Notices" specified below its name in the signature pages hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in this Guaranty Agreement, all such communications shall be deemed to have been duly given or made when transmitted by telex or telecopy to the attention of an Authorized Representative of the intended recipient, subject to telephone confirmation of receipt by any Person, or delivered to the telegraph or cable office, subject to telephone confirmation of receipt by any Person, or when personally delivered or, in the case of a mailed notice certified mail return receipt requested, within three Business Days of the day when duly deposited in the mails, in each case given or addressed to the attention of an Authorized Representative of the intended recipient as aforesaid.

         Section 7.5 Setoff. Bank shall have the right to set off and apply against the Guaranteed Obligations in such manner as Bank may determine, at any time and without notice to KCS, or Proliq or any other Person, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Bank to KCS up or Proliq on the occurrence of a Default described in Section 11.1(f) of the Credit Agreement or an Event of Default, whether or not the Guaranteed Obligations are then due. As further security for the Guaranteed Obligations, KCS and Proliq each hereby grants to Bank a security interest in all money, instruments, and other Property of it now or hereafter held by Bank, including, without limitation, Property held in safekeeping. In, addition to Bank's right of setoff and as further security for the Guaranteed

Obligations, KCS and Proliq each hereby grants to Bank a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of KCS or Proliq now or hereafter on deposit with or held by Bank and all other sums at any time credited by or owing from Bank to KCS or Proliq . The rights and remedies of Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff)

         Section 7.6 Applicable Law. THIS GUARANTY AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS TO WHICH KCS OR PROLIQ IS A PARTY (EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED IN ANY OF THEM) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND TO THE EXTENT APPLICABLE, LAWS OF THE UNITED STATES OF AMERICA, THIS GUARANTY AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS TO WHICH KCS OR PROLIQ IS A PARTY HAVE BEEN ENTERED INTO IN HARRIS COUNTY, TEXAS, AND EACH SHALL BE PERFORMABLE BY KCS OR PROLIQ FOR ALL PURPOSES IN HARRIS COUNTY, TEXAS.

         Section 7.7 Submission to Jurisdiction; Waivers. TO THE MAXIMUM EXTENT NOT EXPRESSLY PROHIBITED BY APPLICABLE LAW FROM TIME TO TIME IN EFFECT, EACH OF KCS AND PROLIQ HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY (AND AFTER IT HAS CONSULTED WITH ITS OWN ATTORNEY) IRREVOCABLY AND UNCONDITIONALLY:

                 (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF HARRIS COUNTY, TEXAS, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, AND APPELLATE COURTS FROM ANY THEREOF;

                 (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                 (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS REFERRED TO IN SECTION 7.4 HEREOF, ATTENTION TO AN AUTHORIZED REPRESENTATIVE OF SUCH PERSON (WITH COPY

         THEREOF, SO MAILED, TO ORLOFF, LOWENBACH, STIFELMAN & SIEGEL, P.A., 101 EISENHOWER PARKWAY, ROSELAND, NEW JERSEY 07068-1082, ATTENTION:
         MR. RALPH M. LOWENBACH) OR AT SUCH OTHER ADDRESS OR ADDRESSES OF WHICH BANK SHALL HAVE BEEN NOTIFIED PURSUANT HERETO;

                 (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

                 (v) IN RECOGNITION THAT IT MAY BE ENTITLED TO A TRIAL IN WHICH MATTERS OF FACT ARE DETERMINED BY A JURY (AS OPPOSED TO A TRIAL IN WHICH SUCH MATTERS ARE DETERMINED BY A PRESIDING JUDGE), WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER, OR IN CONJUNCTION WITH, THIS GUARANTY AGREEMENT OR ANY OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS PROVIDED FOR HEREIN OR THEREIN OR CONTEMPLATED HEREBY OR THEREBY, WHETHER BEFORE OR AFTER MATURITY AND WHETHER OR NOT COMMENCED BY OR AGAINST IT.

         Section 7.8 Severability. If any provision of this Guaranty Agreement or any other Loan Document to which KCS or Proliq is a party is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable to the extent required by the jurisdiction whose laws rendered such provision illegal, invalid or unenforceable; and the remaining provisions of this Guaranty Agreement and of each of the other Loan Documents to which KCS or Proliq is a party and, if not affected by the laws of the jurisdiction rendering such provision illegal, invalid or unenforceable, then, as to all other jurisdictions, all provisions hereof and thereof, shall remain in full force and effect and shall not be affected by such provision or by its severance. Upon any one or more provisions of this Guaranty Agreement or any other Loan Documents to which KCS or Proliq is a party being held illegal, invalid or unenforceable, the parties hereto agree promptly to meet and to negotiate a replacement provision or provisions as similar as possible to that which it replaces, and until such negotiation is completed, each party hereto hereby agrees that there shall be deemed automatically included in such document a provision or provisions as similar in terms to such illegal, invalid or unenforceable provision as may be legal, valid and enforceable. In furtherance of the foregoing, but in no manner limiting the generality thereof, to the extent that the undertaking to indemnify, pay and hold harmless set forth in any section or provision of this Guaranty Agreement or any other Loan Documents to which KCS or Proliq is a party may be unenforceable because it is violative of any law or public policy as determined by the final unappealable judgment or order of a court of competent jurisdiction, each indemnifying party agrees, jointly and severally, that it shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all such indemnified matters incurred by the applicable indemnitees.

         Section 7.9 No Control. None of the covenants, terms or other provisions of this Guaranty Agreement or any other Loan Documents to which KCS or Proliq is a party or any document executed in conjunction herewith or therewith or related hereto or thereto shall, or shall be deemed to, give Bank the rights or powers to exercise control over, or participate in the management of, the business, affairs, operations or management (financial or otherwise) of any of KCS or any of its Subsidiaries, including, without limitation, any right or power to influence or affect any of their treatment of hazardous wastes or hazardous waste disposal decisions; any and all implications or inferences regarding the existence of any such rights or powers are hereby expressly negated. The relationship between Bank and KCS and Bank and Proliq created by this Guaranty Agreement is only that of guarantee beneficiary- guarantor and/or lien grantee-lien grantor, as applicable, and the rights, remedies, Liens and powers of Bank hereunder are limited to the rights to receive payment of the Guaranteed Obligations and to exercise the Liens, rights, powers and remedies provided herein and in any other document executed in conjunction herewith or therewith or related hereto or thereto.

         Section 7.10 Construction. KCS and Proliq acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Guaranty Agreement and the other Loan Documents to which it is a party with its legal counsel and that this Agreement and the other Loan Documents to which KCS or Proliq is a party shall be construed as if jointly drafted by each of them.

         Section 7.11 Entire Agreement. KCS AND PROLIQ ACKNOWLEDGE THAT THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 7.12 Credit Agreement and Other Loan Documents Distinct from Guaranty Agreement. KCS acknowledges and agrees that this Guaranty Agreement is an independent and distinct document with respect to the Credit Agreement. KCS and Proliq acknowledge and agree that it is not a party to the Credit Agreement or any other Loan Document to which it is not specifically a signatory and, therefore, is not entitled to any rights or benefits thereunder, directly or indirectly, other than as specifically set forth therein. KCS acknowledges and agrees that it has been provided and has available to it a copy of the Credit Agreement and each of the other Loan Documents and, furthermore, agrees that it has read and understands it and at all times has had and will have available to it a copy of the Credit Agreement and other the Loan Documents to enable it to review and become familiar with the terms and provisions that are referenced herein and therein including, without limitation, the defined terms, and uses thereof, therein. Notwithstanding the foregoing, KCS acknowledges its understanding and familiarity with the Credit Agreement and the other Loan Documents enabling it to fully, timely and completely comply with and perform the provisions of this Guaranty Agreement. No such reference to the Credit Agreement or any other Loan Document shall release, impair, diminish or otherwise adversely affect Guarantor's obligations, acknowledgments, waivers and agreements set forth herein, or the rights, remedies, privileges and benefits of Bank in respect thereto or hereunder.

         Section 7.13 Successors and Assigns. This Guaranty Agreement (i) is and shall be in every particular available to, and inure to the benefit of, the successors and assigns of Bank and each and every Person who shall from time to time be or become the owner or holder of any of the Guaranteed Obligations, and each and every reference herein to "Bank" shall also include and refer to each and every such successor, assign, owner or holder, and (ii) is and shall always be fully binding upon the legal representatives, successors and assigns of Guarantor, notwithstanding, among other matters, that some or all of the monies, the repayment of which this Guaranty Agreement applies, may be actually advanced after any bankruptcy, receivership, reorganization or other event affecting Guarantor. This Guaranty Agreement shall be transferable and negotiable, with the same force and effect and to the same extent that the Guaranteed Obligations are transferable, it being understood and stipulated that upon the assignment or transfer by Bank of any of the Guaranteed Obligations, the legal holder or owner of said Guaranteed Obligations (or part thereof or interest therein thus transferred or assigned by Bank) shall also, unless provided otherwise by Bank in its assignment, have and may exercise all of the rights granted to Bank under this Guaranty Agreement to the extent of the part of or interest in the Guaranteed Obligations thus assigned or transferred to said Person. Guarantor expressly waives notice of transfer or assignment of the Guaranteed Obligations, or any part thereof, or of the rights of Bank hereunder.

         Section 7.14 Bank as Sole Beneficiary. All covenants, warranties, representations, and other terms and provisions of, and applicable to, Guarantor are imposed solely and exclusively for the benefit of Bank and its successors and assigns, including, without limitation, participants and Persons with whom other shared credit arrangements are made, and no other Person shall have standing to require satisfaction of, and no other Person shall, under any circumstances, be deemed to be a beneficiary of, such conditions, covenants, warranties, representations and other terms and provisions. The breach of, or noncompliance with, any such covenants, warranties, representations and other terms and provisions may be freely waived in whole or in part by Bank (subject to Section 12.14(b). of the Credit Agreement) at any time if in its sole discretion it deems it advisable to do so. No such covenants, warranties, representations or other terms or provisions are intended to release, or authorize or permit a breach by, Guarantor of any of its obligations and requirements to any third Person, or any noncompliance therewith, or to evidence the contractual interference therewith by Bank.

         Section 7.15 Subordination. If, for any reason whatsoever, Borrower is now or hereafter becomes indebted to Guarantor, such indebtedness, and all interest thereon and all other amounts payable with respect thereto, shall, at all times, be subordinate in payment and all other respects to the Guaranteed Obligations, and Guarantor shall not be entitled to enforce or receive payment thereof until the Guaranteed Obligations have been fully and finally paid, save and except as expressly provided in Section 10.5(b) of the Credit Agreement.

         Section 7.16 Suits, etc. It is agreed that suit may be brought against Guarantor without impairing or releasing the rights of Bank against any other Person, and either with or without making any Borrower or any other Person a party to such suit (as Bank may elect), and that Bank may compound or compromise or settle with Guarantor for such sum or sums, if any, as it may see fit and may in its discretion release any one or more other Persons from any or all further liability to Bank for the Guaranteed Obligations (with or without receiving payment of any part of said Guaranteed Obligations or other consideration incident to such release) without impairing, affecting or releasing the right of Bank to demand and collect the entire unpaid balance of the Guaranteed Obligations, up to the full amount thereof, from Guarantor not so released.

         Section 7.17 Counterparts. This Guaranty Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 7.18 Amendment. The provisions of this Guaranty Agreement may be amended or waived only by an instrument in writing signed by Bank, KCS and Proliq which instrument shall be in form, scope and substance satisfactory to Bank and shall be subject to such conditions and/or requirements as Bank shall require.

         WITNESS THE EXECUTION HEREOF, as of the day and year first above written.

                              KCS ENERGY, INC.

                              By:
                                  --------------------------------------------
                                  Henry A. Jurand, Vice President,
                                  Treasurer and Secretary

                              Address for Notices:

                              379 Thornall Street
                              Edison, New Jersey 08837
                              Attn:  Authorized Representative
                                    (as defined herein and addressed
                                    as expressly required hereby)
                              Telecopy:  (908) 603-8960

                              Principal Place of Business

                              379 Thornall Street
                              Edison, New Jersey  08837

                              PROLIQ, INC.

                              By:
                                  -------------------------------------------
                                  Name:
                                       --------------------------------------
                                  Title:
                                        -------------------------------------

                              Address for Notices:

                              379 Thornall Street
                              Edison, New Jersey 08837
                              Attn:  Authorized Representative
                                    (as defined herein and addressed
                                    as expressly required hereby)
                              Telecopy:  (908) 603-8960

                              Principal Place of Business

                              379 Thornall Street
                              Edison, New Jersey  08837